ARMOUR RESIDENTIAL REIT, INC.
ANNOUNCES APRIL 2016 DIVIDEND RATE PER COMMON SHARE AND CONFIRMS Q2 2016 MONTHLY DIVIDEND RATES PER PREFERRED SHARE

VERO BEACH, Florida – April 4, 2016 – ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) today announced the April 2016 cash dividend rate of $0.27 per share for the Company’s Common Stock. The reduction from the previous $0.33 per share monthly dividend rate is consistent with management’s comments on the Company’s February 19, 2016 earnings conference call. A replay of the earnings conference call is available on ARMOUR’s website at http://www.armourreit.com for one year from the date of the earnings conference call. The Company also confirmed the Q2 2016 monthly cash dividend rates for the Company’s Series A and Series B Preferred Stock.

April 2016 Common Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
April 2016	$0.27	April 15, 2016	April 27, 2016

Q2 2016 Series A Preferred Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
April 2016	$0.171875	April 15, 2016	April 27, 2016
May 2016	$0.171875	May 15, 2016	May 27, 2016
June 2016	$0.171875	June 15, 2016	June 27, 2016

Q2 2016 Series B Preferred Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
April 2016	$0.1640625	April 15, 2016	April 27, 2016
May 2016	$0.1640625	May 15, 2016	May 27, 2016
June 2016	$0.1640625	June 15, 2016	June 27, 2016
Certain Tax Matters
ARMOUR has elected to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes. In order to maintain this tax status, ARMOUR is required to timely distribute substantially all of its ordinary REIT taxable income. Accordingly, ARMOUR may increase the amount of one or more announced dividends before the applicable record date or may declare supplemental dividends, if necessary, to meet this tax requirement. Dividends paid in excess of REIT taxable income for a fiscal year (including any taxable income carried forward from the previous year) will generally not be taxable to stockholders.

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ARMOUR Residential REIT, Inc. Announces April 2016 Dividend Rate Per Common Share and Confirms Q2 2016 Monthly Dividend Rates Per Preferred Share

April 4, 2016

About ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises, or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).
Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.
Additional Information and Where to Find It
Updated information on the Company’s investment, financing and hedge positions can be found in ARMOUR’s most recent “Company Update.” ARMOUR posts unaudited and unreviewed Company updates each month on www.armourreit.com. Additional information regarding the Company can be found at the SEC’s Internet site at http://www.sec.gov, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.
Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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